UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2008

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, The Dress Barn, Inc. (the “Company”) held its 2008 Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the Company’s shareholders took the following actions, and cast the following votes:

1.	Reelected the following individuals as directors of the Company, each to 3 year terms expiring at the Company’s 2011 Annual Meeting of Shareholders:

Name	For	Withheld Authority
David R. Jaffe	55,104,654	1,354,323
Klaus Eppler	54,448,311	2,010,666
Kate Buggeln	55,622,523	836,454

2.	Approved an amendment of the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 75,000,000 to 165,000,000:

For	Against	Abstain	Broker non-vote
45,570,803	10,794,010	94,150	0

3.	Approved an amendment of the Company’s Certificate of Incorporation to broaden the indemnification of officers and directors of the Company:

For	Against	Abstain	Broker non-vote
55,815,869	524,816	118,284	0

4.	Approved the general amendment and restatement of the Company’s Certificate of Incorporation:

For	Against	Abstain	Broker non-vote
55,983,201	352,989	122,785	0

5.	And ratified the engagement of the Company’s independent auditors:

For	Against	Abstain	Broker non-vote
56,030,137	317,141	111,697	0

In addition to the directors named above who were reelected at the Meeting, the following are continuing directors of the Company: Elliot S. Jaffe, Burt Steinberg, Randy L. Pearce and John Usdan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

Date: December 15, 2008

/s/ Armand Correia
Armand Correia
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)